UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On October 31, 2008, ABM Industries Incorporated (the “Company”), Amtech Lighting Services, Amtech Lighting Services of the Midwest, and Amtech Lighting and Electrical Services, each of which is a subsidiary of the Company (the Company and such subsidiaries collectively, the “Sellers”) completed the sale of substantially all of the assets of the Sellers which relate to the Company’s lighting business, excluding accounts receivable and certain other assets, to Sylvania Lighting Services Corp .
The assets sold included customer contracts, facility leases, inventory and other assets, as well as rights to the name “Amtech Lighting”. The consideration paid in connection with such sale was approximately $33.9 million in cash, which included certain adjustments, payment to the Company of $600,000 pursuant to a transition services agreement, and which is subject to certain post-closing adjustments, and the assumption of certain liabilities under certain contracts and leases relating to the period after the closing. A copy of the press release announcing the closing of such sale is attached hereto as Exhibit 99.1 which is incorporated into this item by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release issued by ABM Industries Incorporated, dated October 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: November 4, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
99.1	Press Release issued by ABM Industries Incorporated, dated October 31, 2008.